April 28, 2015

William Blair & Company, L.L.C.

222 West Adams Street

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated

December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 7 of the Management Agreement, William Blair & Company, L.L.C. proposes to amend the Management Agreement to reduce the management fee for the International Growth Fund (the “Fund”) effective May 1, 2015 as follows: from 1.10% of the first $250 million of average daily net assets, plus 1.00% of the next $4.75 billion of average daily net assets, plus 0.95% of the next $5 billion of average daily net assets, plus 0.925% of the next $5 billion of average daily net assets, plus 0.90% of average daily net assets over $15 billion to 1.10% of the first $250 million of average daily net assets, plus 1.00% of the next $2.25 billion of average daily net assets, plus 0.975% of the next $2.5 billion of average daily net assets, plus 0.95% of the next $5 billion of average daily net assets, plus 0.925% of the next $5 billion of average daily net assets, plus 0.90% of average daily net assets over $15 billion.

Attached hereto is amended Appendix A to the Management Agreement to reflect the appropriate management fees for the Fund.

By signing below William Blair & Company, L.L.C. acknowledges that this amendment to the Management Agreement may be enforced against it.

WILLIAM BLAIR FUNDS

By:	/s/ Colette M. Garavalia
Name:	Colette M. Garavalia
Title:	Treasurer

Accepted this 28th day of April, 2015.

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Arthur J. Simon
Name:	Arthur J. Simon
Title:	Partner

APPENDIX A

MANAGEMENT FEES

William Blair Growth Fund:

.75% of average daily net assets

William Blair Large Cap Growth Fund:

.70% of average daily net assets

William Blair Small Cap Growth Fund:

1.10% of average daily net assets

William Blair International Growth Fund:

1.10% of the first $250 million of average daily net assets; plus

1.00% of the next $2.25 billion of average daily net assets; plus

0.975% of the next $2.5 billion of average daily net assets; plus

0.95% of the next $5 billion of average daily net assets; plus

0.925% of the next $5 billion of average daily net assets; plus

0.90% of the average daily net assets over $15 billion

William Blair Small Cap Value Fund:

1.10% of average daily net assets

William Blair Income Fund:

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million; plus

5.00% of the gross income earned by the Portfolio

William Blair Ready Reserves Fund:

.275% of the first $250 million of average daily net assets; plus

.250% of the next $250 million of average daily net assets; plus

.225% of the next $2,000 million of average daily net assets; plus

.200% of the average daily net assets over $2,500 million

William Blair Institutional International Growth Fund:

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the next $1.5 billion of average daily net assets; plus

0.875% of the next $2.5 billion of average daily net assets; plus

0.85% of the next $5 billion of average daily net assets; plus

0.825% of the next $5 billion of average daily net assets; plus

0.80% of the average daily net assets over $15 billion

William Blair Small-Mid Cap Growth Fund:

1.00% of average daily net assets

William Blair International Equity Fund:

1.00% of the first $250 million of average daily net assets; plus

0.90% of the average daily net assets over $250 million

William Blair Institutional International Equity Fund:

0.90% of the first $500 million of average daily net assets; plus

0.85% of the next $500 million of average daily net assets; plus

0.80% of the average daily net assets over $1 billion

William Blair Emerging Markets Growth Fund:

1.10% of average daily net assets

William Blair International Small Cap Growth Fund:

1.00% of average daily net assets

William Blair Mid Cap Growth Fund:

0.95% of average daily net assets

William Blair Bond Fund:

0.30% of average daily net assets

William Blair Global Leaders Fund:

1.00% of average daily net assets

William Blair Emerging Markets Leaders Fund:

1.10% of average daily net assets

William Blair Low Duration Fund:

0.30% of average daily net assets

William Blair Mid Cap Value Fund:

0.95% of average daily net assets

William Blair Large Cap Value Fund:

0.70% of average daily net assets

William Blair Emerging Markets Small Cap Growth Fund:

1.10% of average daily net assets

William Blair Macro Allocation Fund:

0.80% of average daily net assets

William Blair Small-Mid Cap Value Fund:

1.00% of average daily net assets

William Blair International Leaders Fund:

0.95% of average daily net assets

William Blair Global Small Cap Growth Fund:

1.00% of average daily net assets